John Wiley & Sons, Inc.

Supplemental Benefit Plan

Amended and Restated as of
January 1, 2009, including amendments through August 1, 2010

JOHN WILEY & SONS, INC.

SUPPLEMENTAL BENEFIT PLAN

JOHN WILEY & SONS, INC. SUPPLEMENTAL BENEFIT PLAN

AMENDED AND RESTATED AS OF
January 1, 2009

The John Wiley & Sons, Inc. Supplemental Plan (the “Supplemental Plan”) was hereby amended and restated effective as of January 1, 2009 to comply with the provisions of Section 409A of the Code as enacted by the American Jobs Creation Act of 2004, and the regulations promulgated thereunder. The Supplemental Plan is hereby now amended and restated to reflect all amendments through August 1, 2010.  This document sets forth the provisions of the Supplemental Plan as applicable to participants who commence payment of their supplemental benefits on or after January 1, 2009.  The benefits accrued and vested under the provisions of the Supplemental Plan by a Participant who terminated employment with the Company and all its Affiliated Companies (as such term is defined in the Retirement Plan) prior to January 1, 2005 shall be subject to the provisions of the Supplemental Plan as in effect on October 3, 2004.  In addition, with respect to certain Participants who were employed by the Company on January 1, 2005, the portion of their benefits payable under this restated Supplemental Plan equal to their Grandfathered Supplemental Benefit (as defined herein) shall be subject to the provisions of the Supplemental Plan without regard to any amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.

SECTION 1 – PURPOSE

The purpose of the John Wiley & Sons, Inc. Supplemental Benefit Plan (the “Supplemental Plan”) is to provide supplemental benefits to certain Participants in the John Wiley & Sons, Inc. Employees’ Retirement Plan (the “Retirement Plan”) whose benefits under the Retirement Plan are limited by the provisions of Section 4.08 of the Retirement Plan and Section 415(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and/or Section 1.12 of the Retirement Plan and Section 401(a)(17) of the Code. Supplemental benefits are provided hereunder as additional deferred compensation for services rendered by the Participant to John Wiley & Sons, Inc. (the “Corporation”).  Capitalized terms used in this Supplemental Plan which are not otherwise defined have the same meaning as under the Retirement Plan.

SECTION 2 – DEFINITIONS

2.1	“Benefit Commencement Date” shall mean “Benefit Commencement Date” as such term is defined in the SERP.

2.2	“Change of Control” shall mean “Change of Control” as defined in the SERP.

2.3	“Disability Supplemental Benefit” shall mean the Participant’s benefit calculated under provisions of Section 4.2.

2.4	“Disabled” shall mean “Disabled” as such term is defined in the SERP.

2.5
“Grandfathered Supplemental Benefit” shall mean with respect to a Participant who (i) terminated employment with the Company (as defined in the Retirement Plan) and all Affiliated Companies prior to January 1, 2005, or (ii) was employed by the Company on April 1, 2005 and who as of that date was a participant in the SERP and was (1) a member of the Board of Directors or (2) a 5% owner of the Corporation (as defined in Code Section 416), or (iii) was within two years of attaining age 65, the portion of his Supplemental Benefit that was accrued and vested before January 1, 2005, determined under provisions of the Supplemental Plan without regard to any amendments after October 3, 2004 which would constitute a material modification under Code Section 409A purposes, and the provision of Code Section 409A, the regulations promulgated thereunder and other applicable guidance and procedures based on actuarial equivalent assumptions chosen by the Benefits Administration Board in accordance with Code Section 409A.

2.6	“Separation from Service” shall mean “Separation from Service” as such term is defined in the SERP.

2.7
“SERP” shall mean the John Wiley & Sons, Inc. Supplemental Executive Retirement Plan, as amended from time to time.  “1989 SERP” shall mean Part A of the SERP and “2005 SERP” shall mean Part B of the SERP.

2.8	“Specified Employee” shall mean “Specified Employee” as such term is defined under the SERP.

2.9
“409A Supplemental Disability Benefit” shall mean the portion, if any, of a Participant’s benefit calculated under the provision of Section 4.2 hereof that exceeds the amount of his Grandfathered Supplemental Benefit.

2.10
“409A Supplemental Benefit” shall mean the portion, if any, of a Participant’s benefit calculated under the provisions of Section 4.1 hereof that exceeds the amount of his Grandfathered Supplemental Benefit.

2.11	“Supplemental Benefit” shall mean the Participant’s benefit calculated under the provisions of Section 4.1 hereof.

SECTION 3 – PARTICIPANTS

All members of the Retirement Plan shall become Participants of this Supplemental Plan whenever their compensation or benefits under the Retirement Plan, as from time to time in effect, exceed the limitations on eligible compensation and benefits permitted by Section 401(a)(17) and 415 of the Code.  Participation under the Supplemental Plan shall terminate on the date the Participant incurs a Separation from Service with the Company and all Affiliated Companies, unless at the time the Participant is entitled to a Supplemental Benefit under Section 4.

SECTION 4 – AMOUNT OF SUPPLEMENTAL BENEFIT

4.1
Except as otherwise provided in Appendix A, each eligible Participant shall receive a Supplemental Benefit equal to the excess, if any, of (a) the benefit which would be payable to the Participant or, in the event of the Participant’s death while in the employ of the Company or an Affiliated Company payable to his Beneficiary, under the Retirement Plan, if the benefit determined as of the Participant’s Separation from Service was computed on the basis of his Benefit Service under the Retirement Plan and any additional service rendered with an acquired company prior to its acquisition approved by the Company to be recognized in the calculation of any Company retirement benefits paid to such Participant, and without regard to (i) the limitation of Section 4.08 of the Retirement Plan (relating to the limitation on benefits required by Section 415 of the Code), (ii) the limitation in Section 1.12 of the Supplemental Plan (relating to the limitation on the amount of Compensation required by Section 401(a)(17) of the Code), and (iii) any comparable limitations which may hereafter be imposed by law, over (b) the amount of the benefit which would have been payable under the Retirement Plan to the Participant (or his Beneficiary) for his lifetime, assuming such benefit commences on the date set forth in Section 5.1(a).

4.2
Notwithstanding the foregoing, if a Participant who is currently employed by the Company or an Affiliated Company becomes Disabled prior to his Normal Retirement Date, or date of Separation from Service, if earlier, then notwithstanding any provisions of this Supplemental Plan to the contrary, he shall be entitled to a Disability Supplemental Benefit for his lifetime equal to the benefit determined under the provisions of Section 4.1 as of the Participant’s Disability Date (as such term is defined in Section 5.1(b) of the 1989 SERP or of the 2005 SERP, whichever is applicable), assuming such benefit commences on the first day of the month following the later of (i) his Disability Date or (ii) the Participant’s attainment of age 65 (age 55, if he has completed ten or more Years of Service on his Disability Date).

SECTION 5 – PAYMENT

5.1	Timing of Payment
(a)
Subject to the provisions of this Section 5.1 and Section 5.4 below, payment of a Participant’s 409A Supplemental Benefit will commence on the first day of the month following the later of (i) the Participant’s attainment of age 65 (age 55, if he has completed ten or more Years of Service on his Separation from Service) or (ii) his Separation from Service.

(b)
Notwithstanding the foregoing if a Participant has made an effective election under (i) Section 3.2(c) or 3.4(c) of the 1989 SERP to delay the payment of his 1989 SERP 409A Additional Benefit, or (ii) Section 3.2(d) or 3.4(d) of the 2005 SERP to delay the payment of his 2005 SERP Income Benefit, whichever is applicable, such Participant’s 409A Supplemental Benefit shall commence, in accordance with such election, at the same time as such Participant’s 1989 SERP 409A Additional Benefit or 2005 SERP Income Benefit, whichever is applicable, commences.

(c)
Notwithstanding the foregoing, a Participant’s 409A Supplemental Benefit payable pursuant to the provisions of Section 4.2 shall commence as of the first day of the month following the Participant’s Disability Date.

(d)
Upon the death of a Participant prior to his Benefit Commencement Date, the portion of a survivor benefit payable to the Participant’s Designated Beneficiary attributable to a Participant’s 409A Survivor Benefit shall commence as of the first day of the month following the date the Participant would have attained age 55 or his date of death, if later.

(e)
Notwithstanding any other provision of the Supplemental Plan to the contrary, if the present value of the Participant's benefits under the Supplemental Plan payable to a participant under Section 4.1 is equal to or less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, such benefit shall be paid to the Participant or, if applicable, to the Participant’s beneficiary or beneficiaries in one lump sum within 90 days following the Participant’s Separation from Service. For purposes of this clause (e), present value shall be determined on the basis of the IRS Mortality Table (as defined in the Retirement Plan) and the IRS Interest Rate (as defined in the Retirement Plan) published in the calendar month preceding the date of the Participant’s Separation from Service.

5.2	Form of Payment
(a)
Except as otherwise provided in Section 5.3, unless a Participant has made an effective election under paragraph (b) below of an optional form of payment, the 409A Supplemental Benefits payable to a Participant under Section 4.1 shall be paid in the form of a single life annuity for the life of the Participant.

(b)
Subject to paragraph (d) below, a Participant may elect to convert the portion of the benefit otherwise payable to him under the provisions of this Section 5, which is to be paid in the form of a life annuity, into an optional benefit of Equivalent Actuarial value as provided in one of the options set forth below:

Option 1.
“Contingent Annuity”.  A modified benefit payable monthly during the Participant’s life and after his death payable at 50%, 75% or 100% (as elected by the Participant) of the rate of his modified benefit during the life of, and to, the Beneficiary named by him on his Benefit Commencement Date.

Option 2.
“Pop-Up-Option”.  A modified benefit payable under Option 1, provided that in the event the Beneficiary named by the Participant at the time he elected the form of payment predeceases the Participant, the annual benefit payable to the Participant after the Beneficiary’s death shall equal the Benefit that would have been payable pursuant to Section 5.2(a).

Option 3.
“Certain & Life Option”.  A modified benefit payable monthly for the life of the Participant; however if the Participant dies within the 10, 11, 12, 13, 14, or 15 year period (as elected by the Participant) commencing on the Participant’s Benefit Commencement Date’ payments in that reduced amount will be payable until the 10, 11, 12, 13, 14, or 15th anniversary of his Benefit Commencement Date.

(c)	Such Equivalent Actuarial value shall be defined as set forth in Item I of Appendix A of the Retirement Plan.

(d)
Notwithstanding the foregoing, subject to the provisions of Section 409A of the Code, a Participant’s election to receive the portion of his Supplemental Benefit payable under Section 4.1 in the form of a life annuity in an optional form as described in paragraph (b) above shall be effective as of the Benefit Commencement Date applicable to that portion of the Participant’s benefit, provided that the Participant makes and submits to the Committee his election of such optional form prior to his Benefit Commencement Date.  A Participant who fails to elect an optional form of benefit payment in a timely manner shall receive his benefit in accordance with paragraph (a) of this Section 5.2.

(e)
Notwithstanding the foregoing and except as otherwise provided in Section 5.3, a Participant’s 409A Supplemental Disability Benefit determined under Section 4.2 shall be paid in a single lump sum payment equal to the then equivalent actuarial value of the 409A Supplemental Disability Benefit.  For purposes of this clause (e), equivalent actuarial value shall be determined on the basis of the IRS Mortality Table (as defined in the Retirement Plan) and the IRS Interest Rate (as defined in the Retirement Plan) as published in the calendar month preceding the Participant’s Disability Date.

5.3	Special Provision Applicable to Certain Members of the SERP
(a)
Notwithstanding any Supplemental Plan provision to the contrary, payment of the 409A Supplemental Benefit payable to a Participant who is a member of the 1989 SERP on January 1, 2009, shall be paid in the same form as the Participant’s 409A Additional Benefit, if any, (as defined in the 1989 SERP) is paid pursuant to the provisions of Section 3.5(b)(i) of the 1989 SERP.  The 409A Supplemental Benefit paid under this Section shall be of Equivalent Actuarial value to the Participant’s 409A Supplemental Benefit payable over his lifetime as determined under Section 4.1.  For purposes of this Section 5.3(a) Equivalent Actuarial value shall be determined on the same basis as provided in Section 6.3.  In the event any portion of such Participant’s 409A Supplemental Benefit is to be paid in the form of a life annuity, such Participant may elect in accordance with the provision of Sections 5.2(b) and 5.2(d) to convert such amount into an optional annuity form of payment.

(b)	(i)
Notwithstanding any provision of the Supplemental Plan to the contrary, if a Participant who is entitled to a benefit under Section 5.1 of the 2005 SERP has made an election under Section 5.1(a) of the 2005 SERP to receive such benefit in the form of a life annuity, the Participant’s 409A Supplemental Disability Benefit payable pursuant to Section 4.2 shall be paid in the form of a life annuity, unless the Participant has made a valid optional annuity form of payment election under Section 5.2 hereof.

(ii)
Notwithstanding any provision of the Supplemental Plan to the contrary, with respect to a Participant who is a member of the 1989 SERP as of January 1, 2005, any 409A Supplemental Disability Benefit payable pursuant to the provisions of Section 4.2 to such Participant shall be paid in the same form as such Participant’s 409A Additional Benefit, if any, is paid to such Participant pursuant to Section 5.1 of the 1989 SERP.  The benefit payable pursuant to this clause (ii) shall be of Actuarial Equivalent value (as defined in Section 6.3) to the 409A Supplemental Disability Benefit payable for the Participant’s life as determined under Section 4.2

(c)
Notwithstanding any Supplemental Plan provision to the contrary, the survivor benefit payable hereunder to a Participant’s Designated Beneficiary due to the death of the Participant prior to his Separation from Service, shall be paid in the same form as any Pre-Retirement Survivor Benefit attributable to such Participant’s 409A Additional Benefit (as defined in the 1989 SERP) is paid under the SERP.  The survivor benefit payable under this paragraph (c) shall be of Actuarial Equivalent value (as defined in Section 6.3) to the survivor benefit attributable to the Participant’s 409A Supplemental Benefit that would have been payable for the life of the Designated Beneficiary.

5.4           Timing of Payment for “Specified Employees”

Notwithstanding any provision of the Supplemental Plan to the contrary, if a Participant is classified as a “Specified Employee” on his date of Separation from Service, the actual payment of the portion of his 409A Supplemental Benefit due under the provisions of Section 4, on account of such Participant’s Separation from Service with the Company and all Affiliated Companies (for reasons other than death or his becoming Disabled) shall not commence prior to the first day of the seventh month following the Participant’s Separation from Service.  For avoidance of doubt, the provisions of this Section 5.4 do not apply to the portion of a Participant’s Benefit equal to his Grandfathered Supplemental Benefit or any benefit payable to or on behalf of the Participant pursuant to the death of the Participant or to the provisions of Section 4.2.  Any payment to the Participant which he would have otherwise received under Section 4.1, during the six-month period immediately following such Participant’s Separation from Service shall be accumulated, with interest, compounded on a monthly basis, at the Applicable Interest Rate and paid within 60 days of the first day of the seventh month following the Participant’s Separation from Service.  For purposes of this Section 5.4 the Applicable Interest Rate is one year U.S. Treasury rate (constant maturities) as published on the last business day of the calendar month preceding the date of the Participant’s Separation from Service occurs.

5.5	Grandfathered Supplemental Benefits

Notwithstanding any provision of the Supplemental Plan to the contrary, a Participant’s Grandfathered Supplemental Benefit (or survivor benefit attributable to such Grandfathered Supplemental Benefit) shall commence, and the form of payment of such benefit shall be determined, in accordance with the provisions of the Supplemental Plan as in effect on October 3, 2004, without regard to any amendments after such date which would constitute a material modification for purposes of Section 409A of the Code.

SECTION 6 – CHANGE OF CONTROL

6.1
Notwithstanding the foregoing, upon the occurrence of a Change of Control (as such term is defined in Section 4.2 of the 2005 SERP), all former Participants or Beneficiaries of former Participants then receiving or then entitled to receive a 409A Supplemental Benefit or 409A Supplemental Disability Benefit under Section 4 of the Supplemental Plan shall automatically receive, in a single lump sum payment, the actuarial equivalent value of the remaining 409A Supplemental Benefit or 409A Supplemental Disability Benefit  payments due to such former Participant or Beneficiary as of the date the Change of Control occurs. If such former Participant (or Beneficiary) dies after the Change of Control occurs but before receiving such single lump sum payment, the single lump sum payment shall be made to the Participant’s Designated Beneficiary, otherwise to his estate.

6.2
Notwithstanding any Plan provision to the contrary, upon a Participant’s Separation from Service for any reason within two years following the date a Change of Control occurs, such Participant shall automatically receive, in a single lump sum payment, the actuarial equivalent value of his Supplemental Benefit accrued under Section 4 of the Supplemental Plan as of his date of Separation from Service.  If such Participant dies after his Separation from Service within two years of a Change of Control but before receiving such single lump sum payment, such single lump sum payment shall be made to his Designated Beneficiary, otherwise to his estate.

6.3
The amount of a single lump sum payment made pursuant to the provisions of this Section 6 shall be calculated in the same manner and on the same actuarial equivalent basis utilized to calculate a lump sum payment under Option 6 as set forth in Section 5.02 of the Retirement Plan.  The lump sum payment shall be based on the age of the former Participant or Beneficiary on the date the Change of Control occurs or the date of the Participant’s Separation from Service with the Company and all Affiliated Companies, if later.  The calculation of the lump sum payment hereunder represents a complete settlement of all benefits accrued on the Participant’s (or former Participant’s) behalf under the Supplemental Plan.

6.4
Notwithstanding the foregoing, Section 3(b) of the Supplemental Plan as in effect on October 3, 2004 shall be applicable to a Participant’s Grandfathered Supplemental Benefit, except that the definition of the term “Change of Control” (as defined therein) shall be revised to be the later of a “Change of Control” (as such term is defined in Section 4.2 of the 2005 SERP or a “Change of Control” as defined in Section 3(b) of the Supplemental Plan as in effect on October 3, 2004 without regard to any amendments after such date which would constitute a material modification for purposes of Section 409A of the Code.

SECTION 7 – NONASSIGNABILITY

Neither the Participant nor his designated beneficiaries shall have any right to transfer, assign, encumber or otherwise dispose of, directly or indirectly, voluntarily or involuntarily, any of their respective rights to receive any of the payments provided for herein and all such rights are non-assignable and non-transferable.

SECTION 8 – RIGHT TO DISCHARGE

Nothing in this Plan shall be deemed to interfere with or restrict the rights of the Corporation to discharge the Participant at any time without regard to the effect which such discharge might have on the Participant's benefits hereunder.

SECTION 9 – FUNDING AND GENERAL PROVISIONS

9.1	Funding
The Corporation may, but shall not be obligated to, fund its obligations hereunder with insurance, by establishing a trust or a reserve fund or otherwise.  In the event the Corporation elects to fund its obligations hereunder, neither the Participant nor his designated beneficiaries shall have an interest in any such insurance, reserve fund, trust or other arrangement.

9.2
No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments thereunder.  No Participant hereunder shall have any right, title, or interest whatsoever in any specific assets of the Corporation.  Nothing contained in the Supplemental Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and a Participant or any other person.  To the extent that any person acquires a right to receive payments under the Supplemental Plan, such right shall be no greater than the right of any general unsecured creditor of the Corporation.

9.3	Facility of Payment

In the event that the Benefit Administrative Board shall find that a Participant or Beneficiary is incompetent to care for his affairs or is a minor, the Benefit Administrative Board may direct that any benefit payment due him, unless claim shall have been made therefore by a duly appointed legal representative, be paid on his behalf to his spouse, a child, a parent or other relative, and any such payment so made shall thereby be a complete discharge of the liability of the Corporation and the Supplemental Plan for that payment.

9.4	Acceleration of or Delay in Payments,

The Benefit Administrative Board in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4).  The Benefit Administrative Board may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7).

9 5	Designated Beneficiaries
To the extent that any benefit would be paid to a Beneficiary under the Retirement Plan, the corresponding supplemental benefit under the Supplemental Plan shall be paid to such Beneficiary, unless the Participant designated an alternative beneficiary by a designation in writing, signed by the Participant and delivered to the Benefits Administrative Board prior to the death of the Participant.  The Participant may, from time to time, revoke any such designation and make a new designation.

9.6	Administration
The Supplemental Plan shall be administered by the Corporation's Benefits Administration Board.  The Benefits Administration Board shall determine all questions involving the administration, interpretation, and application of the Supplemental Plan.  Any such determination shall be conclusive and binding on all persons, except as otherwise provided by law.

9.7	Withholding of Taxes
The Company shall have the right to deduct from each payment to be made under the Supplemental Plan any required withholding taxes.

9.8	Mergers/Transfers

This Supplemental Plan shall be binding upon and inure to the benefit of the Corporation and its successors and assignees and the Participant, his designees and his estate.  Nothing in the Supplemental Plan shall preclude the Corporation from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes the Supplemental Plan and all obligations of the Corporation hereunder.  Upon such a consolidation, merger or transfer of assets and assumption, the terms “Corporation” and “Company” shall refer to such other corporation and the Supplemental Plan shall continue in full force and effect.

9.9	Amendment or Termination of Supplemental Plans
The Board of Directors of the Corporation may amend or terminate the Supplemental Plan at any time and from time to time, provided however that no such amendment or termination shall adversely affect the supplemental benefits which a Participant has accrued as of the date of such amendment or termination. Notwithstanding the foregoing, no modification or amendment shall be made to Section 6 after the occurrence of a Change of Control.  To the extent consistent with the rules relating to plan terminations and liquidations in Treasury Reg. Section 1.409A-3(i)(4)(ix) or otherwise consistent with Code Section 409A, the Corporation may provide that, without the prior written consent of Participants, the Participants’ 409A Supplemental Benefit shall be distributed in a lump sum upon termination of the Supplemental Plan.  Unless so distributed in accordance with the preceding sentence, in the event of a Plan termination, the 409A Supplemental Benefit shall continue to be paid in accordance with the foregoing provisions of the Supplemental Plan.

9.10	Compliance
It is the intent of the Company that the Supplemental Plan complies with the provisions of Section 409A of the Code, any regulations and other guidance promulgated with respect thereto and the provisions of the Supplemental Plan shall be interpreted to be consistent therewith.

9.11	Construction
(a)
The Supplemental Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements or Sections 201, 301 and 401 of ERISA.  All rights hereunder shall be governed by and construed in accordance with the laws of the State of New York

(b)
The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Supplemental Plan.

SECTION 10 – SIGNATURE AND VERIFICATION

IN WITNESS WHEREOF, John Wiley & Sons, Inc. has caused the Supplemental Plan to be executed this _________________ day of December, 2010.

___________________________________________

Attest:  ______________________________________